Exhibit 99.1

News Release Three Radnor Corporate Center, Suite 301 100 Matsonford Road Radnor, PA 19087

FOR IMMEDIATE RELEASE

PVR PARTNERS, L.P. INCREASES QUARTERLY CASH DISTRIBUTION

RADNOR, PA – January 28, 2013 . . . The Board of Directors of PVR GP, LLC, the general partner of PVR Partners, L.P. (NYSE: PVR) (“PVR”), today declared a quarterly cash distribution of $0.55 per common unit payable on February 14, 2013 to unitholders of record on February 8, 2013. The common unit cash distribution, which equates to an annualized rate of $2.20, represents a 1.9% increase over the prior quarter and a 7.8% increase over the distribution paid with respect to the fourth quarter of 2011.

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PVR Partners, L.P. (NYSE: PVR) is a publicly traded limited partnership which owns and operates a network of natural gas midstream pipelines and processing plants, and owns and manages coal and natural resource properties. Our midstream assets, located principally in Texas, Oklahoma and Pennsylvania, provide gathering, transportation, compression, processing, dehydration and related services to natural gas producers. Our coal and natural resource properties, located in the Appalachian, Illinois and San Juan basins, are leased to experienced operators in exchange for royalty payments.

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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

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Contact:	Stephen R. Milbourne
Director - Investor Relations
Phone: 610-975-8204
E-Mail: invest@pvrpartners.com